    As filed with the Securities and Exchange Commission on October 23, 1998

                                                          Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------


                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        --------------------------------


                          BEAUTICONTROL COSMETICS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                           75-2036343
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

                                2121 MIDWAY ROAD
                             CARROLLTON, TEXAS 75006
                                 (972) 458-0601

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        --------------------------------

                                RICHARD W. HEATH
                                2121 MIDWAY ROAD
                             CARROLLTON, TEXAS 75006
                            TELEPHONE: (972) 458-0601
                               FAX: (972) 490-7359
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        --------------------------------

                                    COPY TO:
                                  DAVID H. ODEN
                              HAYNES AND BOONE, LLP
                                   SUITE 3100
                                 901 MAIN STREET
                            DALLAS, TEXAS 75202-3789
                            TELEPHONE: (214) 651-5000
                               FAX: (214) 651-5940

                        --------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.


    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                                         PROPOSED MAXIMUM       PROPOSED MAXIMUM
               TITLE OF EACH CLASS              AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING         AMOUNT OF
         OF SECURITIES TO BE REGISTERED          REGISTERED            SHARE (1)            PRICE (1)           REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10 per share....... 1,200,000 shares           $5.75              $6,900,000           $1,919.00
=================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices reported on the Nasdaq National Market on October 22, 1998.

                        --------------------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  Subject to Completion Dated October 23, 1998

                          BEAUTICONTROL COSMETICS, INC.

                        1,200,000 SHARES OF COMMON STOCK

         This prospectus relates to Common Stock of BeautiControl Cosmetics, Inc., a Delaware corporation, to be sold by from time to time Jim Sowell Construction Co., Inc., the selling stockholder. BeautiControl Cosmetics, Inc. will not receive any of the proceeds from the sale of the shares of Common Stock.

         The selling stockholder may sell the shares of Common Stock covered by this prospectus to or through one or more underwriters. The selling stockholder may also sell shares of Common Stock directly to other purchasers or through agents, on the Nasdaq National Market in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to the then prevailing market price, or at negotiated prices.

         The Common Stock of BeautiControl Cosmetics, Inc. is traded in the over-the-counter market and is quoted on the Nasdaq National Market under the symbol "BUTI."




         INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.



                              ---------------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         ---------------------


                      The date of this prospectus is , 1998

         NO ONE (INCLUDING ANY SALESMAN OR BROKER) IS AUTHORIZED TO PROVIDE ORAL OR WRITTEN INFORMATION ABOUT THIS OFFERING THAT IS NOT INCLUDED IN THIS PROSPECTUS.

                                ---------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Additional Information.........................................................2
Incorporation Of Certain Documents By Reference................................2
The Company....................................................................3
Risk Factors...................................................................7
Forward-Looking Statements.....................................................8
Recent Developments............................................................9
Use of Proceeds................................................................9
Selling Stockholder............................................................9
Description of Capital Stock..................................................10
Plan of Distribution..........................................................12
Legal Matters.................................................................13
Experts     ..................................................................13
Disclosure of SEC Position on Indemnification for Securities Act Liabilities..13

                                 ---------------

                             ADDITIONAL INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document that we file with the SEC at the SEC's public reference rooms at Judiciary Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's regional offices located at 7 World Trade Center, 13th Floor, New York City, New York 10048 and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public from the SEC's web site at http:// www.sec.gov. In addition, you may read and copy these documents at the offices of the National Association of Securities Dealers, Inc., located at 1735 K Street, N.W., Washington, D.C. 20006.

         This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding BeautiControl Cosmetics, Inc. and its Common Stock, including certain exhibits. You can get a copy of the registration statement from the SEC at one of the addresses listed above or from its web site.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until the selling stockholder sells all of the shares.

         o Annual Report on Form 10-K for the fiscal year ended November 30, 1997;

         o Quarterly Reports on Form 10-Q for the quarters ended February 28, 1998, May 31, 1998 and August 31, 1998; and

         o   Current Report on Form 8-K dated August 3, 1998.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                           Corporate Secretary
                           BeautiControl Cosmetics, Inc.
                           2121 Midway Road
                           Carrollton, Texas 75006
                           (972) 458-0601

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to the prospectus. We have not authorized anyone else to provide you with different information. The selling stockholder will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to the prospectus is accurate as of any date other than the date on the front of those documents.

                                   THE COMPANY

GENERAL

         BeautiControl Cosmetics, Inc. ("BeautiControl" and, collectively with its subsidiaries, the "Company") is a leading manufacturer and direct seller of skin care, cosmetics, nail care, toiletries, health and beauty supplements and related products for women. The Company sells its products through independent sales persons, called Skin Care and Image Consultants ("Consultants"), who purchase the products from BeautiControl and then sell them directly to consumers in the home or workplace.

         The Company offers a "Total Skin Care and Image Solution" to women through its many value added services. These services include Skin Condition Analysis, Color Analysis, Image Analysis and Makeup/Fashion Personality Analysis and are typically offered to the consumer at no charge.

         Skin Condition Analysis utilizes the patented product "Skin Sensors" to assist the Consultant in analyzing the customer's skin condition. This enables the Consultant to recommend the specific customized skin care regimen required to meet the individual needs of each consumer.

         Color analysis, an image-enhancing service, allows the matching of color-coded cosmetics with a customer's natural coloring, helping customers select the most flattering color choices. A computer-assisted head-to-toe image analysis referred to as the Personal Image Profile is used to provide women with specific recommendations on makeup, fashion and accessory styles to create each individual's best image.

         These services, combined with products that are fragrance free, dermatologist, sensitivity, allergy and ophthalmologist tested, and which are also certified as non-comedogenic, constitute the total skin care and image solution offered by the Company.

         The Company is incorporated under the laws of the State of Delaware and maintains its principal executive offices at 2121 Midway Road, Carrollton, Texas 75006.

PRODUCTS

         The Company's products consist of skin care products, cosmetic makeup products, nail care products, fragrances, health and beauty supplements and color and image analysis accessories.

         The Company believes that skin care and cosmetic products sold at retail may generally be grouped in three price categories: the least expensive are generally sold in drug stores and supermarkets; moderately priced and premium priced products are generally sold in leading department stores and specialty shops. Although the Company's skin care products and cosmetic makeup products are considered by the Company to be comparable in quality and image to premium priced products, the Company suggests that Consultants sell the Company's products at retail prices which the Company believes are equivalent to those moderately priced products sold in leading department stores and specialty shops.

         Cosmetic, color analysis and image analysis accessories sold by the Company to its Consultants include sales demonstration kits and literature, sample size products, Skin Condition Analysis supplies, books of color swatches which are used by customers to help select appropriate colors and shades, and the Personal Image Profile questionnaire packet and related supplies. These accessories are used primarily as hostess gifts, gifts with purchase, business supplies or sales aids, and in some cases are for sale to customers.

         The Company also has a health and beauty supplements line, WITHIN BEAUTY. This product line includes hair and nail supplements, skin condition supplements and supplements designed for the different stages of a woman's life. The Company also provides SlenderGenics, a weight management system, and PMS Support Complex to its health and beauty product line. The SlenderGenics system includes a metabolic booster supplement and appetite satisfying wafers. PMS Support Complex contains beneficial vitamins, minerals and herbs to help reduce the negative physical and emotional symptoms of pre-menstrual syndrome.

         During 1997, the Company extended its REGENERATION product line to include REGENERATION GOLD and REGENERATION GOLD eye repair. Other product offerings included Sheer Breeze fragrance collections, Color Freeze eye pencils and liquid makeup and SpectacuLash Thickening Mascara.

MARKETING AND DISTRIBUTION

         The Company's skin care, cosmetics, health and beauty supplements and related products are sold through Consultants who are independent contractors, not employees of the Company. As of November 30, 1997, the total Consultant count was 49,413 with 536 of these being Directors.

         Consultants may sell the Company's products through home demonstrations called Skin Care and Color Clinics ("Clinics"). Consultants also make individual sales to customers previously introduced to the Company's products at a Clinic. Additionally, Consultants are encouraged to market the products through personal consultations and product brochure sales in order to utilize multiple selling opportunities.

         In order to provide immediate product delivery, Consultants generally maintain a small inventory of products. Consultants make their own payment arrangements with their customers. The Company clears credit card payments to Consultants for selected credit cards, presently MasterCard, Visa, Novus/Discover Card and American Express.

         The Company sells its products to its Consultants generally on a payment-in-advance basis. Consultants pay for the Company's products by wire transfer, Western Union Quick Collect, money order or credit card. Additionally, beginning in 1996 and throughout 1997, the Company offered specific product programs on credit terms of approximately 45 days to approved Consultants.

         Consultants are offered the Company's products at wholesale discounts from suggested retail prices for resale to their customers. These wholesale discounts range from 25% to 55% based upon the timing and dollar amount of the Consultant's order. Sales taxes are generally prepaid to the Company by Consultants for transmittal to taxing authorities.

         The Company maintains inventory which generally permits the Company to ship goods in response to an order within 72 hours of the Company's receipt of the order.

         The Company relies primarily upon United Parcel Service and United States parcel post and mail to ship products from its distribution facility in Dallas, Texas.

         Under the Client Connection Program, direct mailings to consumers are made by the Company a minimum of six times a year. This direct mailing program allows the Company to communicate directly with the consumer and encourages the consumer to contact her Consultant to reorder the Company's products.

         The consumer may order cosmetics either from the Consultant or directly from the Company by mail or by dialing a toll-free "800" number. The Consultant earns a sales commission regardless of the purchase method.

         The sales efforts of Consultants are also supported through Company-sponsored seminars and sales conferences held several times each year in various locations.

         The Company discontinues its relationship with Consultants who fail to maintain a certain level of sales activity on a regular basis.

         The above marketing and distribution descriptions are specific to the U.S. and Canada business. Taiwan operations opened January 8, 1998 with comparable business features.

MANUFACTURING

         The Company's manufacturing facility is located in Carrollton, Texas at which it manufactures or assembles the majority of products sold.

         During fiscal 1997 and for the first nine months of fiscal 1998, approximately 24% and 19%, respectively, of the Company's sales were comprised of items produced by various unaffiliated manufacturers. Such outside manufacturers are used when the Company believes that such firms are able to manufacture products according to Company specifications less expensively than the Company.

         Materials used in the Company's skin care, cosmetic and health and beauty supplements products consist chiefly of readily available ingredients, containers and packaging materials. Such raw materials and components used in goods manufactured and assembled by the Company are available from a number of sources. To date, the Company has been able to secure an adequate supply of raw materials and components for its manufacturing facility. The Company endeavors to maintain relationships with backup suppliers in an effort to ensure that no interruptions in the Company's operations are likely to occur.

         The Company's manufacturing facility includes microbiology/quality control and product development laboratories. These laboratories are intended to facilitate and expedite quality control and to continue the development of new products for the Company. The Company continually engages in research and development activities to improve its existing products and to develop new products. However, during the fiscal years ended November 30, 1995, 1996 and 1997, and during the first nine months of fiscal 1998, such activities have not required the expenditure of material amounts.

EMPLOYEES

         At August 31, 1998, the Company employed 289 persons in North America, 41 of which were engaged in the manufacture and assembly of the Company's products. Also, the Taiwan branch, which opened on January 8, 1998 employed 42 persons. None of the Company's employees are represented by a union and the Company considers its employee relations to be good. All key employees are required to enter into an agreement with the Company whereby each employee agrees to maintain the confidentiality of customer lists and other sensitive information.

TRADEMARKS AND PATENTS

         The Company has registered all its trademarks in the United States and has registered or is in the process of registering its principal trademarks in Canada, Taiwan and many other countries. The Company has the exclusive right to distribute the Skin Condition Analysis product "Skin Sensors" worldwide with the option to renew this exclusive right each year. The Company is licensed to use the following trademarks: "Skinlogics", "Sunlogics" and "Nailogics." The Company has a patent on the formulas for its "REGENERATION" and "REGENERATION2", alpha-hydroxy acid based products.

COMPETITION

         The cosmetics industry is a highly fragmented and competitive market which is sensitive to changing consumer preferences and demands. There are many large and well known cosmetics companies that manufacture and sell broad lines of skin care products and cosmetics through retail establishments. The Company competes with a number of direct sales companies who market skin care and cosmetic products and health and beauty supplements. The Company also competes, to an extent, with other direct sales companies in attracting new Consultants. Many cosmetics companies market products which are better known than the Company's products and many cosmetics companies are larger and have substantially greater resources than the Company.

         The principal bases of competition in the cosmetic business generally are marketing, price, quality and newness of products. The Company has attempted to differentiate itself and its products from the industry in general through the use of a number of value-added services previously described and by being technologically at the forefront of the industry. There can be no assurance that similar marketing techniques and products will not be adopted by competitors in the future.

REGULATIONS

         The Company is subject to regulation by the United States Food and Drug Administration and the Bureau of Alcohol, Tobacco and Firearms of the Treasury Department and comparable government agencies in Taiwan, as are other manufacturers of cosmetic products.

         The Company's advertising and sales practices are subject to the jurisdiction of the Federal Trade Commission. In addition, the Company is subject to numerous federal, state, and local laws relating to marketing and to the content, labeling and packaging of its products. Various governmental agencies regulate direct selling activities, and the Company has occasionally been requested to supply information regarding its marketing plan to certain of such agencies. Although the Company believes that its method of distribution is in compliance with laws and regulations relating to direct selling activities, there is no assurance that legislation and regulations adopted in particular jurisdictions in the future will not affect the Company's operations.

         In connection with its manufacturing processes, the Company is subject to various governmental regulations governing the discharge of materials into the environment. Compliance with these regulations has not had, and is not anticipated to have, any material impact upon the Company's capital expenditures, earnings or competitive position.

                                  RISK FACTORS

         An investment in the shares offered by this prospectus involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in shares of Common Stock.

DEPENDENCE ON KEY PERSONNEL. The Company's performance is substantially dependent on the continued services of certain members of its senior management, including Jinger L. Heath, the Company's Chairman, and Richard W. Heath, the Company's President and Chief Executive Officer. If Mrs. Heath, Mr. Heath or other key personnel become unable or unwilling to continue in their present positions, the Company's business and its prospects could be materially adversely affected.

SEASONALITY. Historically, the Company's sales and profit margins during the first fiscal quarter, which includes the December holiday season, have been lower than during other quarters of the fiscal year. The Company expects that this seasonal fluctuation will continue in the foreseeable future.

EXPANSION INTO PACIFIC RIM. The Company has recently expanded its operations into Taiwan. In addition, the Company is currently planning to expand its operations into Hong Kong before the end of 1999, and subsequently into Japan. Geographical expansion into new markets may adversely affect the Company's performance in the short term due to capital investment and start-up costs associated with such expansion. There can be no assurance that the Company's operations in the Pacific Rim will be successful.

FOREIGN OPERATIONS AND FOREIGN CURRENCY RISKS. In connection with its foreign operations (which constituted 7% of the Company's revenues during the first nine months of fiscal 1998), the Company is subject to risks inherent in foreign operations, including unexpected changes in regulatory requirements, dramatic changes in the local or regional business climate, political instability, foreign taxation, foreign currency fluctuations and difficulties in staffing and managing foreign operations. The Company expects that in the future an increasing percentage of its total revenues will be derived from foreign operations.

CONTROL BY CERTAIN STOCKHOLDERS. Richard W. Heath and Jinger L. Heath own an aggregate of 2,707,774 shares of Common Stock (37.5% of the total outstanding shares of Common Stock of the Company). In addition, Mr. Heath has been given a proxy to vote the 1,200,000 shares of Common Stock offered by this prospectus (such proxy will automatically terminate with respect to any shares sold under this prospectus). As a result, the Heaths effectively control the voting of 3,907,774 shares of Common Stock (54.1% of the total outstanding shares). Therefore, the Heaths have a significant influence on all matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions. Such control may have the effect of delaying or preventing a change in control of the Company.

YEAR 2000 COMPLIANCE. There is significant uncertainty regarding the costs and effects associated with the "Year 2000" problem. This problem arises because, beginning in the year 2000, computer systems that do not properly recognize date-sensitive information could generate erroneous data or cause a computer system to completely fail. The Company is in the process of working with its software vendors to assure that the Company is prepared for the year 2000. The Company is currently in the process of verifying that companies doing business with it are year 2000 compliant. The Company does not anticipate that it will incur significant operating expenses or be required to invest heavily in computer systems improvements to be year 2000 compliant. Any year 2000 compliance problem of the Company or its vendors could have a material adverse effect on the Company's business, results of operations and financial condition.

GOVERNMENT REGULATION. Various governmental agencies regulate direct selling activities. Although the Company believes that its method of distribution is in compliance with laws and regulations relating to direct selling activities, there is no assurance that legislation and regulations adopted in particular jurisdictions will not affect the Company's operations.

ENVIRONMENTAL MATTERS. In connection with its manufacturing processes, the Company is subject to various governmental regulations governing the discharge of materials into the environment. Though compliance with these regulations has not had, and is not anticipated to have, any material impact upon the Company's capital expenditures, earnings or competitive position, such compliance may have a material impact upon the Company in the future.

INDEBTEDNESS. The Company has a $15,000,000 line of credit to use for expansion in Asia and for operating cash when needed for the business. The Company has experienced a financial covenant default under the loan agreement associated with the line of credit. Though the Company has good bank relations and expects to have long-term funding in place in the future, there is no assurance that the bank will not end the line of credit, accelerate repayments of the loan or limit further borrowings. See "Recent Developments- Line of Credit."

                           FORWARD-LOOKING STATEMENTS

         This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act, which can be identified by the use of forward-looking terminology such as, "may," "believe," "expect," "intend," "plan," "seek," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. All statements other than statements of historical fact included or incorporated by reference in this prospectus, including without limitation, statements regarding the financial position and liquidity and year 2000 issues of the Company are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. The following factors, among others, could cause materially different results from those anticipated or projected:

         o   Consultants' sales activity levels;

         o   recruiting of new Consultants;

         o   the continuing services of certain members of senior management;

         o   new product introductions;

         o protection of intellectual property rights and third party infringement;

         o   changes in U.S. or international economic conditions;

         o results of international operations including governmental, regulatory, political and foreign exchange rate impacts;

         o   global and domestic expansion efforts;

         o capital resources and the Company's ability to obtain necessary financing; and

         o   risks and costs related to the Year 2000.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.



                               RECENT DEVELOPMENTS

STOCK PURCHASE AGREEMENT

         On August 3, 1998, the Company entered into a Stock Purchase Agreement (the "Purchase Agreement") among Richard W. Heath (the Company's Chief Executive Officer), Jinger L. Heath (the Company's Chairman), and Jim Sowell Construction Co., Inc ("Sowell"). Under the Purchase Agreement, the Company issued Sowell 1,200,000 shares of Common Stock in consideration for $9,912,000 cash. Such shares were issued to Sowell in a "private placement" without registration with the SEC or state securities authorities. The terms of the Purchase Agreement require the Company to register for resale the shares of Common Stock purchased by Sowell, and such shares are the shares of Common Stock offered by this prospectus.

         The terms of the Purchase Agreement require that, for so long as Sowell owns at least 1,200,000 shares of Common Stock, the Company and Richard W. Heath will use their best efforts to cause the election of James E. Sowell to the Board of Directors of the Company. As of October 15, 1998, Mr. Sowell has not enforced this contractual right and Mr. Sowell is not currently serving as a director of the Company.

LINE OF CREDIT

         During the quarter ended August 31, 1998, the Company had a $15,000,000 line of credit with Bank One available to use for expansion into Asia and for operating cash when needed for the business. The interest rate is based on a LIBOR rate plus a spread that adjusts with the debt ratio. A commitment fee of
 .25% is paid quarterly based on the unused portion of this line of credit. The weighted average interest rate for the first nine months of 1998 was 7.12%; for 1997 the average was 6.85%.

         Under the terms of this line of credit, the Company has covenants related to certain financial ratios. In the quarter ended August 31, 1998, the Company was not in compliance with one of the financial ratios, due primarily to the Company's expansion strategy and a onetime non-cash write-down of inventory. As of September 30, 1998, the Company had $7,600,000 outstanding on this line of credit. With this occurrence, the bank may be able to end and/or limit this line of credit arrangement or declare outstanding principal and interest amounts due and payable, or limit further borrowings. The Company anticipates having long-term funding in place during the fourth quarter of 1998; however, at September 30, 1998, the Company had $10,824,000 in cash and short-term U.S. Treasury bills. The Company does not expect the timing of its expansion plans to be affected.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from any sale of shares of Common Stock by the selling stockholder.

                               SELLING STOCKHOLDER

         This prospectus covers offers and sales from time to time by the selling stockholder of the Common Stock owned by such person. The selling stockholder currently holds 1,620,033 shares of Common Stock.

         The following table lists the name of the selling stockholder, the number of shares of Common Stock owned by the selling stockholder before this Offering, the number of shares of Common Stock that may be offered by the selling stockholder under this prospectus, and the number of shares of Common Stock to be owned by the selling stockholder upon completion of the Offering if all shares registered by this prospectus are sold. The selling stockholder has not held any position or office or had any other material relationship with the Company or any of its predecessors or affiliates in the last three years. The information below is as of the date of this prospectus and has been furnished by the selling stockholder.


                                                     NUMBER OF                NUMBER OF                   NUMBER OF
                                                   SHARES OWNED              SHARES BEING               SHARES OWNED
                  NAME OF                          BEFORE THIS             REGISTERED FOR                AFTER THIS
             SELLING STOCKHOLDER                    OFFERING                   RESALE                   OFFERING (1)
--------------------------------------------       ------------            --------------               ------------
Jim Sowell Construction Co., Inc...........          1,620,033                1,200,000                    420,033
                                                   ------------            --------------               ------------
            TOTAL                                    1,620,033                1,200,000                    420,033
                                                   ============            ==============               ============

----------------

(1) Assumes all shares acquired by such holder under the Purchase Agreement will be offered and sold.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.10 par value per share, 7,220,198 of which are outstanding as of August 31, 1998, and 1,000,000 shares of Preferred Stock, $.10 par value per share, issuable in series, none of which is outstanding. The following statements are brief summaries of certain provisions relating to the Company's capital stock contained in its Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation").

COMMON STOCK

         Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. The holders of Common Stock do not have cumulative voting rights. Dividends may be paid to holders of Common Stock when and if declared by the Board of Directors out of funds legally available therefor.

         Holders of Common Stock have no conversion, redemption or preemptive rights. All outstanding shares of Common Stock are, and the shares offered hereby will be, fully paid and non-assessable. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of Common Stock will be entitled to share ratably in the assets of the Company remaining after provision for payment of creditors and after the liquidation preference, if any, of Preferred Stock outstanding at the time.

PREFERRED STOCK

         No shares of Preferred Stock have been issued. The Company's Board of Directors may, without further action by the Company's stockholders, from time to time direct the issuance of Preferred Stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding Preferred Stock would reduce the amount of funds available for the payment of dividends on Common Stock. Also, holders of Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of Common Stock. In addition, under certain circumstances, the issuance of such Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management. The Board of Directors of the Company, without stockholder approval, may issue

Preferred Stock with voting and conversion rights which could adversely affect the Common Stockholders.

SPECIAL VOTING PROVISIONS

         The Company's Certificate of Incorporation and Bylaws contain provisions which may discourage certain types of transactions involving an actual or threatened change of control of the Company. These provisions are designed to make it more time-consuming to change majority control of the Board of Directors without its consent, and thus to reduce the vulnerability of the Company to an unsolicited takeover proposal or to an unsolicited proposal to the restructuring or sale of all or part of the Company. The Board believes that these provisions serve to encourage any person intending to attempt such a takeover to negotiate with the Board, and that the Board will therefore be better able to protect the interests of the stockholders. These provisions include the following:

         Classification of the Board of Directors. The Board of Directors is classified into three classes having staggered terms of three years each, with each class to be as nearly equal in number as possible. The classification of directors has the effect of making it more difficult to effect an immediate change in, and otherwise to affect, through the voting power of the capital stock of the Company entitled to vote in the election of directors (the "Voting Stock"), the composition of the Board of Directors. At least two annual stockholders' meetings, instead of one, will be required to effect a change in the majority of the Board of Directors.

         Removal of Directors. The Company's Certificate of Incorporation provides that a director may be removed from office, with or without cause, only upon the vote of the holders of at least two-thirds of the Voting Stock.

         Limitations on Calling Special Meetings. The Company's Certificate of Incorporation provides that special meetings of stockholders may be called only by the Chief Executive Officer or by the Board of Directors, under a resolution adopted by a majority of the entire Board of Directors. This provision eliminates the stockholders' ability under Delaware law to call special meetings.

         Prohibition against Stockholder Action by Written Consent. The Company's Certificate of Incorporation contains a provision which requires that stockholder action be taken at an annual or special meeting of stockholders and prohibits stockholder action by written consent, which is otherwise permitted by Delaware law. This provision gives the stockholders of the Company the opportunity to participate in determining any proposed action and prevents the holders of a majority of the Voting Stock from using the written consent procedure to take stockholder action without such action being fully considered by all stockholders.

         Advance Notice of Intention to Nominate a Director. The Company's Bylaws contain a provision which requires that a stockholder may nominate a person for election as a director only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Company not later than sixty days prior to an annual meeting and, with regard to special meetings, not later than ten days after the date on which notice of the special meeting was first sent to stockholders. This provision also requires that the notice set forth, among other things, a description of all arrangements or understandings between the nominating stockholder and the nominee under which the nomination is to be made or the nominee is to be elected, and such notice must also contain such other information regarding the nominee as would be required to be included in a proxy statement filed under the proxy rules of the SEC had the nominee been nominated by the Board of Directors of the Company. This provision is intended to give the Company the opportunity to obtain all relevant information regarding persons nominated for director. The Board of Directors may disqualify any nominee who fails to provide the Company with complete and accurate information as required by this provision.

         Certain Business Combinations. The Company's Certificate of Incorporation contains a provision that in the case of certain mergers, sales or other dispositions of assets, issuances of securities, liquidations or dissolutions, or reclassifications or recapitalizations, such transaction be approved by the holders of at least two-thirds of the Voting Stock, unless such transaction is approved by the Board of Directors. This provision is intended to prevent any of the foregoing transactions which the Board of Directors deem to be not in the best interest of all of the stockholders of the Company. This provision would prohibit any of these transactions which are opposed by the incumbent Board of Directors, even if such transaction is supported by a majority of the Company's stockholders.

         Amendments. Certain provisions of the Company's Certificate of Incorporation and Bylaws contain provisions that any amendment to such provisions, including those provisions discussed above, be approved by the holders of at least two-thirds of the Voting Stock. The requirement of such stockholder vote gives minority stockholders a veto power over any changes to these provisions even if the Board of Directors or a majority of the stockholders favor such amendment. However, such requirement will prevent a stockholder with a majority of the Voting Stock from avoiding the requirements of the provisions discussed above by simply repealing them.

         It is possible that these provisions will discourage certain other companies from making any tender offer for the Company's shares. This could have the incidental effect of inhibiting certain changes in management and may also prevent temporary fluctuations in the market price of the Company's shares, which often result from actual or rumored take-over attempts. It is also possible that such provisions could make it more difficult to accomplish a transaction favorable to the interests of stockholders but which is opposed by the Board of Directors.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock covered by this prospectus may be offered and sold from time to time by the selling stockholder, its pledgees, donees, transferees or other successors-in-interest. The selling stockholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in the over-the-counter market (or other market on which the Common Stock is listed or otherwise qualified for trading), at market prices prevailing at the time of the sale, at prices related to the then prevailing market price or in negotiated transactions, including under an underwritten offering or under one or more of the following methods: (i) purchases by a broker-dealer as principal and resale by such broker or dealer for its account under this prospectus; (ii) ordinary brokerage transactions and transactions in which a broker solicits purchasers; and (iii) block trades in which a broker-dealer so engaged will attempt to sell the shares as agent but may take a position and resell a portion of the block as principal to facilitate the transaction. Such shares may also be used to cover short sales or in connection with options or other derivative transactions. In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from the selling stockholder in amounts to be negotiated immediately prior to the sale.

         In connection with the sale of shares of Common Stock covered by this prospectus, underwriters or agents may receive compensation from the selling stockholder or from purchasers of the shares of Common Stock covered by this prospectus for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell shares of Common Stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agents. Underwriters, dealers and agents that participate in the distribution of shares of Common Stock covered by this prospectus may be deemed to be underwriters, and any discounts or commissions received by them from the selling stockholder and any profit on the resale of shares of Common Stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the selling stockholder can presently estimate the amount of such compensation. The Company knows of no existing arrangements between the selling stockholder, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Shares.

         To the extent required by applicable law on regulations, the Company will file, during any period in which offers or sales are being made, a supplement to this prospectus which sets forth, with respect to a particular offering, the specific number of shares to be sold, the name of the selling stockholder, the sales price, the name of any participating broker, dealer, underwriter or agent, any applicable commission or discount and any other material information with respect to the plan of distribution not previously disclosed.

         In the event that the selling stockholder elects to sell any of its shares of Common Stock under an underwritten offering, the Company would thereupon prepare a post-effective amendment to the Registration Statement containing all required information, including names of underwriters, underwriting terms and so forth.

         The Purchase Agreement provides that the Company will pay all of the expenses incident to the registration, offering and sale of the shares to the public. The Purchase Agreement also provides that the Company will indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act.

         In order to comply with certain states' securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is satisfied.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered by this prospectus will be passed upon for the Company by its counsel, Haynes and Boone, LLP, Dallas, Texas.

                                     EXPERTS

         The consolidated balance sheet of the Company as of November 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended November 30, 1997 and 1996, appearing in the Company's Annual Report on Form 10-K for the year ended November 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated in this prospectus by reference. Such financial statements are incorporated in this prospectus by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

         The consolidated balance sheet of the Company as of November 30, 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the year ended November 30, 1995, appearing in the Company's Annual Report on Form 10-K for the year ended November 30, 1997, have been audited by Grant Thornton LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated in this prospectus by reference. Such financial statements are incorporated in this prospectus by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

         Under the Purchase Agreement between the Company and the selling stockholder, the Company has agreed to indemnify the selling stockholder against any losses, claims, damages, liabilities and expenses arising out of or relating to (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any prospectus or preliminary prospectus, including any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such liabilities (i) arise out of or are based upon and in conformity with any information furnished in writing to the Company by the selling stockholder expressly for use in the Registration Statement or an amendment or supplement thereto, or (ii) are caused by the failure to deliver a copy of any prospectus or any amendments or supplements thereto included in the Registration Statement after the Company has furnished the selling stockholder with a sufficient number of copies of the same. In addition, the selling stockholder, under the Purchase Agreement has agreed to indemnify the Company and its officers, directors, employees, agents and any person who controls the Company against any losses, claims, damages, liabilities or expenses arising out of or based upon and in conformity with information furnished by the selling stockholder for use in the Registration Statement, or any prospectus or preliminary prospectus or an amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the issuer under the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN prospectus

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee..................$   2,832
Nasdaq National Market Listing Fee...................................   17,500
Transfer Agent Fees..................................................      500
Printing Expenses....................................................    1,000
Accounting Fees and Expenses.........................................    3,000
Legal Fees and Expenses..............................................    5,000
                                                                           500
Blue Sky Fees and Expenses...........................................---------
Total................................................................$  30,332
                                                                     =========

         All of the above expenses except the Securities and Exchange Commission registration fee and the Nasdaq National Market listing fee are estimated. All of such expenses will be borne by the Company.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person who has or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative by reason of the fact that such person is or was an officer, employee, agent or director of the Company, or is serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company may indemnify any such person against expenses (including attorneys' fees) in an action by or in right of the Company under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the Company. To the extent such person is successful on the merits or otherwise in the defense of any action referred to above, the Company must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

         The Company's Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

ITEM 16.          EXHIBITS

EXHIBIT NO.                       EXHIBIT
----------                        -------
     3.1            Restated Certificate of Incorporation dated February 22,
                    1986, filed as Exhibit 3.1 to the Company's Registration
                    Statement on Form S-8 filed with the Securities and Exchange
                    Commission on December 9, 1996, which Exhibit is
                    incorporated herein by reference.

EXHIBIT NO.                       EXHIBIT
----------                        -------
     3.2            Certificate of Amendment to Restated Certificate of
                    Incorporation dated April 7, 1987, filed as Exhibit 3.2 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 9, 1996,
                    which Exhibit is incorporated herein by reference.

     3.3            Certificate of Amendment to Restated Certificate of
                    Incorporation dated April 3, 1992, filed as Exhibit 3.3 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 9, 1996, which Exhibit is incorporated herein by reference.

     3.4 Bylaws, as amended on March 21, 1991, filed as an Exhibit to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 9, 1996, which Exhibit is incorporated herein by reference.

     4.1            Stock Purchase Agreement, filed as Exhibit 4.1 to the
                    Company's Current Report on Form 8-K dated August 3, 1998, which Exhibit is incorporated herein by reference.

    *5.1            Opinion of Haynes and Boone, LLP.

   *23.1            Consent of Ernst & Young LLP.

   *23.2            Consent of Grant Thornton LLP.

   *23.3 Consent of Haynes and Boone, LLP, contained in the opinion filed as Exhibit 5.1.

   *24.1 Power of Attorney, included as part of signature page of this Registration Statement.


------------------
*     Filed herewith.

ITEM 17.          UNDERTAKINGS

            The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant under
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer under the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        SIGNATURES AND POWER OF ATTORNEY

         Under the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas, on September 24, 1998.



                                   BEAUTICONTROL COSMETICS, INC.

                                   By:    RICHARD W. HEATH
                                          -------------------------------------
                                   Name:  Richard W. Heath
                                   Title: President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Richard W. Heath and M. Douglas Tucker, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered under this Registration Statement on Form S-3 under the Securities Act of 1933, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

         Under the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

SIGNATURE                               TITLE                                        DATE
---------                               -----                                        ----
RICHARD W. HEATH                        President, Chief Executive Officer and       September 24, 1998
----------------------------------      Director (principal executive officer)
Richard W. Heath

JINGER L. HEATH                         Chairman of the Board and Director           September 24, 1998
----------------------------------
Jinger L. Heath

J. ROBERT WARD-BURNS                    Executive Vice President, Chief              September 24, 1998
----------------------------------      Operating Officer and Director
J. Robert Ward-Burns

CHARLES M. DIKER                        Director                                     September 24, 1998
----------------------------------
Charles M. Diker

ROBERT S. FOLSOM                        Director                                     September 24, 1998
----------------------------------
Robert S. Folsom

JOSEPH M. HAGGAR                        Director                                     September 24, 1998
----------------------------------
Joseph M. Haggar

DENISE ILITCH                           Director                                     September 24, 1998
----------------------------------
Deniuse Ilitch

A. STARKE TAYLOR, JR.                   Director                                     September 24, 1998
----------------------------------
A. Starke Taylor, Jr.

JOEL T. WILLIAMS, JR.                   Director                                     September 24, 1998
----------------------------------
Joel T. Williams, Jr.

                                 EXHIBIT INDEX



                                                                                   SEQUENTIALLY
                                                                                   NUMBERED
EXHIBIT NO.                       EXHIBIT                                          PAGE
----------                        -------                                          ------------
     3.1            Restated Certificate of Incorporation dated February 22,
                    1986, filed as Exhibit 3.1 to the Company's Registration
                    Statement on Form S-8 filed with the Securities and Exchange
                    Commission on December 9, 1996, which Exhibit is
                    incorporated herein by reference.

     3.2            Certificate of Amendment to Restated Certificate of
                    Incorporation dated April 7, 1987, filed as Exhibit 3.2 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 9, 1996, which Exhibit is incorporated herein by reference.

     3.3            Certificate of Amendment to Restated Certificate of
                    Incorporation dated April 3, 1992, filed as Exhibit 3.3 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 9, 1996, which Exhibit is incorporated herein by reference.

     3.4 Bylaws, as amended on March 21, 1991, filed as an Exhibit to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 9, 1996, which Exhibit is incorporated herein by reference.

     4.1            Stock Purchase Agreement, filed as Exhibit 4.1 to the
                    Company's Current Report on Form 8-K dated August 3, 1998, which Exhibit is incorporated herein by reference.

    *5.1            Opinion of Haynes and Boone, LLP.

   *23.1            Consent of Ernst & Young LLP.

   *23.2            Consent of Grant Thornton LLP.

   *23.3 Consent of Haynes and Boone, LLP, contained in the opinion filed as Exhibit 5.1.

   *24.1 Power of Attorney, included as part of signature page of this Registration Statement.


------------------
*     Filed herewith.